Exhibit 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY OPENS

GRAND LUX CAFE IN PARAMUS, NEW JERSEY

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA  –  August 31, 2007  –  The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced the opening of its 10th Grand Lux Cafe at the Garden State Plaza in Paramus, New Jersey on August 30, 2007. The restaurant contains approximately 13,500 square feet and 350 seats.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 127 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.50. The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates 10 upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name. For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100